Exhibit 99.1

List of Pending Tobacco Cases

The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

Alexander, E. v. Philip Morris Companies, Inc., et al., U.S. District Court for the Eastern District of Louisiana, St. Landry Parish District Court, September 27, 1999;

Aron, Jr., D. v. Brown & Williamson Tobacco Corporation, et al., Circuit Court of Cook County, Illinois, February 27, 2002;

Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000;

Brown, G. (severed from Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

Cochran, O. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, December 31, 2002;

Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens County, October 21, 1997;

DeBobes, L. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

Gouveia, D. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Rensselaer County, September 2, 1997;

Hobart, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

James, T. (severed from Crane, J.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000;

McCormack, P. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998;

Robare, W. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Clinton County, September 11, 1997;

Shea, T. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

In re: Simon (II) Litigation, U.S. District Court for the Eastern Division of New York, September 6, 2000;

Tomasino, J. (f/k/a Lopardo, T.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, September 25, 1997;

Yedwabnick (f/k/a Smith, BJ) v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997; and

List of Terminated Tobacco Cases

The following cases, previously listed as pending, have been dismissed and were not previously reported as such:

Alvarez, D. (severed from Bellows, B.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, November 26, 1997, Dismissed March 15, 2005.

Anderson, J. v. The American Tobacco Company, et al., Circuit Court of Knox County, Tennessee, May 23, 1997, Dismissed October 20, 2004.

Mariani, J. (severed from Jaust, T.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, September 9, 1997, Dismissed October 12, 2004.

Standish, J. v. The American Tobacco Company, Supreme Court of New York, Bronx County, July 11, 1997, Dismissed June 10, 2003.

Zeringue, E. v. The American Tobacco Company, et al., District Court of Louisiana, Jefferson Parish, September 24, 1998, Dismissed.